U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HANA BIOSCIENCES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HANA BIOSCIENCES, INC.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2008
__________________________

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Hana Biosciences, Inc., a Delaware corporation. The Annual Meeting will be held at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane CA 94005, on May 28, 2008, at 8:30 a.m. (PDT), or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors; and

2.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on April 15, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, as promptly as possible. If you attend the meeting, you may withdraw the proxy and vote in person.

By Order of the Board of Directors,

HANA BIOSCIENCES, INC.

/s/ John P. Iparraguirre

John P. Iparraguirre
Vice President, Chief Financial Officer and Secretary

South San Francisco, California
April 28, 2008

PROXY STATEMENT
OF
HANA BIOSCIENCES, INC.

___________________
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
MAY 28, 2008
___________________

         The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Hana Biosciences, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), for use at the Annual Meeting of Stockholders to be held on May 28, 2008, at 8:30 a.m. PDT (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane CA 94005. We intend to first mail this proxy statement and accompanying proxy card on or about April 28, 2008, to stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement, as well as the enclosed proxy card and copy of our annual report on Form 10-K for the year ended December 31, 2007, because our Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  The Annual Meeting will be held on Wednesday, May 28, 2008 at 8:30 a.m. (PDT) at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane CA 94005.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 28, 2008, to all stockholders entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2008, will be entitled to vote at the Annual Meeting.  On this record date, there were 32,181,407 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 15, 2008, your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 15, 2008, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered  to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The only matter scheduled for a vote at the Annual Meeting is the election of six directors to hold office until the 2009 Annual Meeting of Stockholders.

 How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, where a ballot will be made available to you.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 15, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director.  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

 Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080.

•	You may attend the meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on December 22, 2008 to our Secretary at 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us by March 7, 2009, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold.”

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, or NYSE, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. There are no discretionary items scheduled for a vote at the Annual Meeting.

How many votes are needed to approve each proposal?

For the election of directors to hold office until the 2009 Annual Meeting of Stockholders, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy.  On the record date, there were 32,181,407 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2008 by: (i) each director and nominee for director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least 5% of our common stock. Beneficial ownership is determined under rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is c/o Hana Biosciences, Inc., 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080.

Name	Shares Beneficially Owned	Percent of Class
Steven R. Deitcher (1)	153,334	*
John P. Iparraguirre (2)	159,227	*
Arie S. Belldegrun (3)	148,201	*
Isaac Kier (4)	512,934	1.58
Paul V. Maier	0	-
Leon E. Rosenberg (5)	184,201	*
Michael Weiser (6)	700,963	2.17
Linda E. Wiesinger (7)	40,000	*
All directors and officers as a group (9 persons)	1,898,860	5.72
D. E. Shaw Valence Portfolios, L.L.C. (8) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	2,456,175	7.63
Larry Gellman (9) 4405 N. Black Rock Drive Tucson, AZ 85750	2,411,240	7.49
Deerfield Capital, L.P. (10) 780 Third Avenue, 37th Floor New York, NY 10017	3,498,233	9.98
Par Pharmaceutical, Inc. (11) 300 Tice Boulevard Woodcliff Lake, NJ 07677	2,500,000	7.77
_________________________

* represents less than 1%.

(1)	Includes 133,334 shares issuable upon the exercise of stock options.

(2)	Includes 143,201 shares issuable upon the exercise of stock options.

(3)	Includes 148,201 shares issuable upon the exercise of stock options.

(4)
Includes (i) 151,528 shares held by Kier Family Partners, LP, (ii) 83,804 shares held by JIJ Investments, (iii) 7,000 shares held by the Isaac Kier Charitable Remainder Trust, (iv) 33,653 shares issuable upon the exercise warrants held by Mr. Kier, and (v) 158,201 shares issuable upon the exercise of stock options held by Mr. Kier. Mr. Kier is a general partner of Kier Family Partners, LP, a partner of JIJ Investments, and trustee of the Isaac Kier Charitable Remainder Trust.

(5)	Includes 183,201 shares issuable upon the exercise of stock options.

(6)	Includes 149,296 shares issuable upon the exercise of stock options.

(7)	Includes 40,000 shares issuable upon the exercise of stock options.

(8)
The number of shares beneficially owned is based on a Schedule 13G/A filed on January 11, 2008. According to such Schedule 13G/A, David E. Shaw, in his capacity as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the managing member and investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 2,456,175 shares as described above and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 2,456,175 shares.

(9)	The number of shares beneficially owned by Mr. Gellman is based on Schedule 13G/A filed on February 14, 2007.

(10)
The number of shares beneficially owned by Deerfield Capital, L.P. is based on a Schedule 13G/A filed on December 21, 2007. The number of shares described above is comprised of shares and warrants held by Deerfield Special Situations Fund, L.P. and warrants held by Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. The provisions of the warrants restrict the exercise of such warrants to the extent that, upon such exercise, the number of shares that are beneficially owned by such holder and its affiliates and any other persons or entities which with which such holder would constitute a Section 13(d) “group,” would exceed 9.98% of the total number of shares of the Issuer's total outstanding.

(11)	The number of shares beneficially owned by Par Pharmaceutical Companies, Inc. is based on Schedule 13D filed on August 6, 2007.

ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at seven and our Board is presently composed of seven members. However, Isaac Kier, a current director of the Company, is not seeking reelection to the Board and his term as a director will therefore expire upon the Annual Meeting. Our Board has reduced the number of directors comprising the Board to six effective upon the expiration of Mr. Kier’s term. Upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board has nominated our six remaining directors for election at the Annual Meeting.

Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified.

Each nominee is currently a director of the Company who was recommended for election as a director by our Board’s Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of the nominees below would serve until our 2009 Annual Meeting of Stockholders, and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. It is our policy to invite directors to attend the Annual Meeting. None of our directors attended our 2007 annual meeting.

The name and age of each of the six nominees, his or her position with us, his or her principal occupation, and the period during which such person has served as a director of the Company are set forth below.

Biographical Summaries of Nominees for the Board of Directors

Name	Age	Position(s) Held	Director Since
Arie S. Belldegrun, M.D.	58	Director	2004
Steven R. Deitcher, M.D.	44	President, Chief Executive Officer and Director	2007
Paul V. Maier	60	Director	2008
Leon E. Rosenberg, M.D.	75	Chairman of the Board	2004
Michael Weiser, M.D.	45	Director	2003
Linda E. Wiesinger	54	Director	2007

Arie S. Belldegrun, M.D., FACS has served on Hana’s Board of Directors since April 2004. He is currently Professor of Urology and Chief of Urologic Oncology and holds the Roy and Carol Doumani Chair in Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles. Dr. Belldegrun received his medical degree at the Hebrew University Hadassah Medical School, and conducted his post-doctoral studies at the Weizmann Institute of Science in Israel. He completed his Urologic Surgery residency at Harvard Medical School in 1985 and his Surgical Oncology fellowship at the National Cancer Institute/National Institutes of Health in 1988. Dr. Belldegrun is on the scientific boards of several biotechnology and pharmaceutical companies and serves as a reviewer for many medical journals and granting organizations. Dr. Belldegrun is a director and founder of Agensys, a Los Angeles- based biotechnology company focused on the development of fully human monoclonal antibodies to treat solid cancers, and served as its founding Chairman from 1997 to 2002. Dr. Belldegrun is also Vice Chairman of the Board of Directors and Chairman of the Scientific Advisory Board of Cougar Biotechnology, Inc., a publicly-held biotechnology company, and Chairman of the medical advisory board of Oncura, Inc. Dr. Belldegrun has published over 350 scientific and medical papers related to prostate, kidney and bladder cancer and is the editor of three books on kidney and prostate cancer. He is certified by the American Board of Urology and is a Fellow of the American College of Surgeons and The American Association of Genitourinary Surgeons.

Steven R. Deitcher, M.D., has been President, Chief Executive Officer and a director of Hana since August 2007, and served as our Executive Vice President of Development and Chief Medical Officer from May 2007 to August 2007. Prior to joining Hana, Dr. Deitcher served as Vice President and Chief Medical Scientist at Nuvelo, Inc. since 2004. Prior to joining Nuvelo, from 1998 to 2004, Dr. Deitcher held a variety of positions in both the Department of Vascular Medicine and the Department of Hematology/Oncology while at The Cleveland Clinic Foundation, including Head of the Section of Hematology and Coagulation Medicine in the Department of Hematology/Oncology. Prior to that, he spent four years at The University of Tennessee in positions including Associate Chairman, Department of Medicine; Director, Combined Pediatric and Adult Thrombosis Clinic; and Director, Special Coagulation Laboratory. Dr. Deitcher earned his B.S. and M.D. in the Honors Program in Medical Education at Northwestern University Medical School.

Paul V. Maier was appointed a director of Hana in March 2008. Mr. Maier is currently an independent financial consultant. From October 1992 to January 2007, Mr. Maier served as Senior Vice President, Chief Financial Officer of Ligand Pharmaceuticals, Inc., a publicly-held biopharmaceutical company based in San Diego, CA. Prior to joining Ligand, Mr. Maier served as Vice President, Finance at DFS West, a division of DFS Group, L.P., a private multinational retailer from October 1990 to October 1992. From February 1990 to October 1990, Mr. Maier served as Vice President and Treasurer of ICN Pharmaceuticals, Inc., a pharmaceutical and biotechnology research products company. Mr. Maier held various positions in finance and administration at SPI Pharmaceuticals, Inc., a publicly held subsidiary of ICN Pharmaceuticals Group, from 1984 to 1988, including Vice President, Finance from February 1984 to February 1987. Mr. Maier also serves on the boards of directors of Pure Bioscience, Inc. and International Stem Cell Corp., both publicly-held companies. Mr. Maier received an M.B.A. from Harvard Business School and a B.S. from Pennsylvania State University.

Leon E. Rosenberg, M.D., has served on Hana’s Board of Directors since February 2004 and has been non-executive Chairman of the Board since March 2007. Dr. Rosenberg has been a Professor in the Princeton University Department of Molecular Biology and the Woodrow Wilson School of Public and International Public Affairs since September 1997. Since July 1999, he has also been Professor Adjunct of Genetics at Yale University School of Medicine. From January 1997 to March 1998, Dr. Rosenberg served as Senior Vice President, Scientific Affairs of Bristol-Myers Squibb, and from September 1991 to January 1997, Dr. Rosenberg served as President of the Bristol-Myers Squibb Pharmaceutical Research Institute. From July 1984 to September 1991, Dr. Rosenberg was Dean of the Yale University School of Medicine. Dr. Rosenberg also serves on the Boards of Directors of Lovelace Respiratory Research Institute, Karo Bio AB, and Medicines for Malaria Venture. Dr. Rosenberg received B.A. and M.D. degrees, both summa cum laude, from the University of Wisconsin. He completed his internship and residency training in internal medicine at Columbia Presbyterian Medical Center in New York City.

 Michael Weiser, M.D., Ph.D., has been a director of Hana since its inception. Since December 2006, Dr. Weiser has been the co-chairman of Actin Capital, LLC and Actin Biomed, a New York based healthcare investment firm that he founded. Prior to Actin, from July 1998 to December 2006, Dr. Weiser was the Director of Research at Paramount BioCapital where he was responsible for the scientific, medical and financial evaluation of biomedical technologies and pharmaceutical products under consideration for development. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. Dr, Weiser performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center and also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine. Dr. Weiser received his B.A. in Psychology from the University of Vermont. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha. Dr. Weiser currently serves on the boards of directors of Manhattan Pharmaceuticals, Inc., Chelsea Therapeutics International Ltd., Emisphere Technologies Inc., ZIOPHARM Oncology Inc., VioQuest Pharmaceuticals Inc. and Paramount Acquisition Corp., all publicly held biotechnology companies, as well as several privately held companies.

Linda E. Wiesinger, a director of Hana since February 2007, is currently the principal of Strategic Decisions, a pharmaceutical consulting company. From November 2003 to September 2005, Ms. Wiesinger was Senior Vice President, Marketing and Market Development at Vicuron Pharmaceuticals, Inc., a publicly held biopharmaceutical company that was acquired by Pfizer Inc. in September 2005. From May 2002 to February 2003, Ms. Wiesinger was Senior Vice President, U.S. Marketing of IMS Health Incorporated, a publicly-held company that provides market data to the pharmaceutical industry. Ms. Wiesinger has also held management positions with Bristol-Myers Squibb Company, from 1996 to 2000, and Armour Pharmaceutical Company, a subsidiary of Rhone-Poulenc Rorer, from 1992-1995. Ms. Wiesinger was employed by Pfizer Inc. where she held a series of positions in strategic planning, investor relations, and product planning, development and commercialization from 1981 to 1992. Ms. Wiesinger received a B.A. from the University of Pennsylvania and earned an M.B.A. at The Wharton School.

Vote Required

All shares represented by proxies will be voted “FOR” the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

Biography of Current Director Not Seeking Reelection at the Annual Meeting

Isaac Kier has served on our Board of Directors since February 2004. Since March 2006, he has been a principal of Kier Global, LLC, an investment partnership focusing on merger, acquisition and real estate opportunities globally. From February 2000 to January 2006, Mr. Kier was a member of the general partner of Coqui Capital Partners, LP, a venture capital firm licensed by the Small Business Administration. From 2004 to 2006, Mr. Kier served as secretary, treasurer and director of Tremisis Energy Acquisition Corporation. From April 2005 until October 2006, Mr. Kier served as president, secretary and treasurer of MPLC, Inc., and as a director of that company from April 2005 until January 2007. Since 1995, he has been the managing member of First Americas Partners, a real estate investment firm. Mr. Kier also currently serves as president and a director of Central Park Acquisition I, Inc., a special purpose acquisition company, and is a director of Rand Logistics, Inc. Since September 2007, Mr. Kier has also served as a director of QueryObject Systems Corporation. Mr. Kier received a B.A. in Economics from Cornell University and a J.D. from George Washington University Law School. Mr. Kier declined to seek re-election at the Annual Meeting. Accordingly, his term will expire at such time.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

The listing standards of the Nasdaq Stock Market require that a majority of the members of a listed company’s board of directors must qualify as “independent,” as determined by the board. Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. Consistent with these considerations, and after review of all relevant transactions or relationships between each director, or any of his family members, and Hana, its senior management and its independent registered public accounting firm, the Board has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standard, except for Dr. Deitcher, our President and Chief Executive Officer.

Board Committees and Meetings

The Board held 12 meetings (either in person or by telephone conference) in 2007 and took action by written consent three times. All directors attended at least 75% of the aggregate meetings of the Board and of the committees on which they served.

The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Finance & Transactions Committee, and a Nominating & Corporate Governance Committee. The following table provides membership for each of the Board committees:

Name of Committee	Membership

Audit	Mr. Kier (Chair), Mr. Maier, Dr. Weiser and Ms. Wiesinger
Compensation	Dr. Belldegrun (Chair), Dr. Weiser and Ms. Wiesinger
Finance & Transactions	Dr. Deitcher, Mr. Kier and Dr. Weiser (Chair)
Nominating and Governance	Dr. Belldegrun, Dr. Rosenberg (Chair) and Mr. Kier

Audit Committee

The Audit Committee oversees the Company’s accounting and financial reporting process. For these purposes, the Audit Committee performs several functions. For example, the Committee evaluates and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any non-audit services; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements. The Board of Directors adopted a written Audit Committee Charter, a copy of which can be found on the Investor Relations page of our company website at www.hanabiosciences.com. The Audit Committee met four times in 2007.

Our Board of Directors has reviewed the definition of independence for Audit Committee members and has determined that each member of our Audit Committee is independent (as independence for audit committee members is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Board has further determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; and makes recommendations to the Board concerning the issuance of awards pursuant to our equity incentive plans. All current members of the Compensation Committee are independent (as independence is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met once in 2007. The Board of Directors has adopted a written charter of the Compensation Committee, a copy of which can be found on the Investor Relations page of our company website at www.hanabiosciences.com.

Finance & Transactions

The purpose of the Finance & Transaction Committee, which we formerly called the Executive Committee, is to exercise certain powers of the full Board of Directors in connection with financing and other significant transactions involving Hana and only when reasonably necessary to expedite the interests of the Company between regular board meetings, or when the entire Board of Directors has specifically authorized the committee to consider and take action with respect to a matter, as specifically authorized by the Board from time to time. The Finance & Transactions Committee is comprised of three members, at least two of which are independent (as is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Finance & Transaction Committee did not meet in 2007.

Nominating and Governance Committee

The Nominating & Corporate Governance Committee considers and recommends to the Board persons to be nominated for election by the stockholders as directors. In addition to nominees recommended by directors, the Nominating & Corporate Governance Committee will consider nominees recommended by stockholders if submitted in writing to the Secretary of the Company at the address of Company’s principal offices. The Board believes that any candidate for director, whether recommended by stockholders or by the Board, should be considered on the basis of all factors relevant to the needs of the Company and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment. All current members of the Nominating & Corporate Governance Committee are independent (as independence is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Board of Directors adopted a written charter of the Nominating & Corporate Governance Committee, a copy of which can be found on the Investor Relations page of our company website at www.hanabiosciences.com. The Nominating & Corporate Governance met twice in 2007.

Communication with the Board of Directors

Although we have not adopted a formal process for stockholder communications with our Board of Directors, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses be provided to stockholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s). If no designation is made, the communication will be forwarded to the entire board. Stockholder communications to the Board should be sent to

Corporate Secretary
Attention: Board of Directors [or name(s) of particular directors]
Hana Biosciences, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees of our company. A copy of our Code of Business Conduct and Ethics is available on our Investor Relations page of our company’s website at www.hanabiosciences.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to an executive officer or director, we will promptly disclose the nature of the amendment or waiver by filing with the SEC a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE*

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2007.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee.  The Audit Committee is comprised solely of independent directors as defined by National Association of Securities Dealers’ listing standards.

The Audit Committee has reviewed and discussed the financial statements with management and BDO Seidman, LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. BDO Seidman, LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S.

The Audit Committee has reviewed and discussed our audited financial statements with management and BDO Seidman, LLP, our independent registered public accounting firm.  Our Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements.  The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with BDO Seidman, LLP their independence from us.

* This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

Isaac Kier (Chair)
Paul V. Maier
Michael Weiser
Linda E. Wiesinger

Fees Billed to the Company by Its Independent Registered Public Accounting Firms

The following is a summary of the fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm during the period from January 1, 2006 to July 7, 2006, and BDO Seidman, LLP, our independent registered public accounting firm since July 7, 2006, for professional services rendered for fiscal years ended December 31, 2007 and 2006:

	BDO Seidman, LLP Fees		2006 J.H. Cohn Fees
Fee Category	2007	2006
Audit Fees	$273,220	$465,022	$66,758
Audit-Related Fees (1)	0	0	0
Tax Fees (2)	24,377	7,671	0
All Other Fees (3)	0	0	0

Total Fees	$297,597	$472,693	$66,758
______________

(1)
Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption “Audit Fees.”

(2)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(3)	All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has engaged BDO Seidman, LLP as our independent registered public accounting firm for our 2008 fiscal year. At present, the Audit Committee approves each engagement for audit or non-audit services before the Company engages its independent public accountants to provide those services. The Audit Committee has not established any pre-approval policies or procedures that would allow the Company’s management to engage its independent auditor to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by the Company’s independent auditors for fiscal year 2007 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Change in Independent Auditors

Prior to July 7, 2006, we had engaged J.H. Cohn LLP as our independent registered public accounting firm. On July 7, 2006, we dismissed J.H. Cohn LLP as our independent registered public accounting firm. This action was approved by the Audit Committee of our Board.

The reports of J.H. Cohn LLP on their audit of our financial statements as of and for the two most recent fiscal years prior to dismissal contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: J.H. Cohn LLP’s report on the our financial statements as of and for the years ended December 31, 2004, which financial statements and report were included in our Annual Report on Form 10-KSB for the year ended December 31, 2004, contained a separate paragraph that included a statement that our recurring operating losses and use of cash in its operating activities raised substantial doubt about our ability to continue as a going concern.

During our two most recently completed fiscal years and the subsequent interim period through July 7, 2006, the date of our dismissal of J.H. Cohn LLP, there were no disagreements with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn LLP, would have caused them to make reference thereto in its report on the financial statements for such years. During our two most recently completed fiscal years and through July 7, 2006, none of the reportable events specified in Item 304(a)(v) of Regulation S-K have occurred.

On July 13, 2006, we engaged BDO Seidman, LLP to be our independent registered public accounting firm. Our engagement of BDO Seidman, LLP was approved by the Audit Committee of our Board. During the two most recent fiscal years and through July 13, 2006, we had not consulted with BDO Seidman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that BDO Seidman, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Attendance of Auditors at Annual Meeting

A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will also be available to answer appropriate questions.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Biographical Summaries of our Executive Officers

Name	Age	Position

Steven R. Deitcher, M.D.	44	President and Chief Executive Officer and Director
Anne E. Hagey, M.D.	40	Vice President, Chief Medical Officer
John P. Iparraguirre	32	Vice President, Chief Financial Officer and Secretary

Steven R. Deitcher, M.D., has been President and Chief Executive Officer and a director of our company since August 2007. His complete biography is set forth above under the caption “Proposal: Election of Directors - Biographical Summaries.”

Anne E. Hagey, M.D., was appointed Vice President, Chief Medical Officer of Hana in April 2008. Prior to joining Hana, from August 2000 to November 2007, Dr. Hagey was employed at Abbott Laboratories, most recently serving as a Global Project Head overseeing clinical oncology drug development. Before becoming a Global Project Head in 2005, Dr. Hagey was an associate medical director and a graduate of the Physician Development Program at Abbot Laboratories. Dr. Hagey has been a clinical associate and attending physician at the University of Chicago in pediatric hematology/oncology since 2001. She conducted her fellowship at the University of California, Los Angeles in the Department of Microbiology and Molecular Genetics and the Department of Pediatric Hematology-Oncology and Bone Marrow Transplant. She was also a Resident and Intern in pediatrics at Baylor College of Medicine, Texas Children’s Hospital. Dr. Hagey has been a Research Assistant at Loyola University Medical School, a Research Intern at Case Western Reserve University Medical School, and a Research Intern at Abbot Laboratories in the Department of Corporate Molecular Biology. Dr. Hagey earned a Doctor of Medicine from Loyola University Chicago Stritch School of Medicine and a Bachelor of Sciences degree in Biochemistry from University of Illinois, Urbana-Champaign.

John P. Iparraguirre has been our Vice President, Chief Financial Officer and Secretary since January 2006. From May 2004 to January 2006, Mr. Iparraguirre served as our Controller and Assistant Secretary, and from August 2004 to November 2004, served as our interim Chief Financial Officer and Secretary. Prior to joining Hana, Mr. Iparraguirre was the Accounting Manager at Discovery Toys, Inc., an educational and developmental toy company, where he held several roles of responsibility in Finance Management. From September 1998 to April 2002, Mr. Iparraguirre was a Senior Audit Associate at BDO Seidman, LLP, an international accounting firm. Mr. Iparraguirre received a B.S. degree in Business Economics with an Emphasis in Accounting from the University of California, Santa Barbara.

Summary of Compensation

The following summary compensation table reflects cash and non-cash compensation for the 2006 and 2007 fiscal years awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer during the fiscal year ended December 31, 2007; and (ii) each individual that served as an executive officer at the end of the fiscal year ended December 31, 2007 and who received in excess of $100,000 in total compensation such fiscal year. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary	Bonus			Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation (3)			All Other Compensation (4)		Total
Steven R. Deitcher(5) President & CEO	2007 2006	$235,420 –		$227,000 –	(6)	$	– –	$136,696 –	$	– –		$3,209 –		$602,325 –
John P. Iparraguirre VP, CFO	2007 2006	$175,000 125,000		$65,000 –		$	– –	$347,125 197,970	$	– 60,000		$8,750 6,250		$595,875 389,220
Mark J. Ahn (7) Former President & CEO	2007 2006	$244,375 275,000	$	– –			$831,253 2,191,876	$68,981 847,168	$	– 445,000	(8)	$28,106 13,750	(9)	$1,172,715 3,772,794
Fred L. Vitale (10) Former VP, Chief Bus. Officer	2007 2006	$250,000 200,000	$	– –		$	– 70,080	$649,309 551,818	$	– 75,000		$12,500 10,000		$911,809 906,898
____________

(1)
Amount reflects the compensation cost for the years ended December 31, 2006 and 2007 of the named executive officer’s stock, calculated in accordance with SFAS 123(R). See note 4 of “Notes to Financial Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of assumptions made in determining the grant date fair value and compensation costs of our equity awards. Forfeitures rates attributed to the calculation have been disregarded for the purposes of this table.

(2)
Amount reflects the compensation cost for the years ended December 31, 2006 and 2007 of the named executive officer’s options, calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model. Assumptions used in the calculation of these amounts are included in Note 4 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission on March 31, 2008. Forfeitures rates attributed to the calculation have been disregarded for the purposes of this table.

(3)
Amount reflects cash incentives both paid and accrued for services related to 2006 and 2007. All accrued bonuses relating to performance in 2006 and 2007 included in totals were paid early in the first quarters of 2007 and 2008, respectively. Cash incentives relate to services performed during the fiscal year pursuant to performance incentives earned.

(4)	Except as otherwise noted for a named executive officer, these amounts consist solely of matching contributions made to the named executives’ respective 401(k) plan contributions.

(5)
Dr. Deitcher’s employment with us commenced in May 2007. He first served as our Executive Vice President of Development and Chief Medical Officer, and was promoted to President and Chief Executive Officer in August 2007 following Dr. Ahn’s resignation.

(6)
Consists of a signing bonus in the amount of $75,000 paid to Dr. Deitcher upon the commencement of his employment with us in May 2007, as well as an annual bonus of $152,000 payable pursuant to Dr. Deitcher’s employment agreement. Under the terms of the agreement, Dr. Deitcher was eligible for an annual performance bonus of up to 40% of his base salary, which amount was guaranteed for fiscal 2007. See “-Employment Agreements and Post-Termination Benefits - Steven R. Deitcher.”

(7)	Dr. Ahn resigned from his position as President and Chief Executive Officer on August 24, 2007.

(8)
Represents a 2006 performance bonus of $195,000 as well as an additional $250,000 in bonuses earned in accordance with Dr. Ahn’s employment agreement as a result of reaching the following milestones: (i) $50,000 in March 2006 upon the dosing of the first patient in a Phase II clinical trial of our former product candidate Talotrexin; (ii) $100,000 upon our in-licensing of a Phase III clinical product candidate, which was satisfied when we in-licensed our rights to Marqibo in May 2006; and (iii) $100,000 in January 2006 when our aggregate market capitalization reached $100 million for a period of 90 consecutive days.

(9)	Consists of a 401(k) plan matching contribution in the amount of $15,500 and accrued vacation benefits in the amount of $12,606 paid to Dr. Ahn upon his resignation.

(10)	Mr. Vitale separated from us in January 2008.

Employment Agreements and Post-Termination Benefits

Steven R. Deitcher

Salary, Bonus and other Compensation. We entered into an employment agreement with Dr. Deitcher in May 2007 in connection with his appointment as our Executive Vice President and Chief Medical Officer. Upon Dr. Deitcher’s promotion to President and Chief Executive Officer in August 2007, we and Dr. Deitcher agreed to continue under the terms of the May 2007 agreement. The agreement provides for a term of three years, ending May 21, 2010, although the agreement may be terminated earlier as described below. Dr. Deitcher was entitled to receive an annualized base salary of $380,000, which is subject to annual increases in the discretion of our Board. Effective January 1, 2008, Dr. Deitcher’s annualized base salary was increased to $420,000. In addition, Dr. Deitcher received a signing bonus of $75,000 upon the commencement of his employment with us. The agreement also initially provided that Dr. Deitcher was eligible for an annual performance-based bonus at a target amount equal to 40% of his base salary, but for 2007 the entire amount of this bonus ($152,000) was guaranteed. Dr. Deitcher is also entitled to such other benefits made available to our employees, including medical, dental and life insurance, as well as 401(k) plan participation.

Stock Option Grants. Pursuant to the terms of his employment agreement, Dr. Deitcher also received a stock option to purchase 400,000 shares of our common stock pursuant to our 2004 Stock Incentive Plan, or the 2004 Plan, upon the commencement of his employment. The option has a term of 10 years, vests in three equal annual installments commencing on May 2008, and is exercisable at a price of $1.65 per share, the fair market value of our common stock as of the commencement of his employment. When Dr. Deitcher was appointed President and Chief Executive Officer in August 2007, we granted to him an additional 10-year stock option to purchase 100,000 shares under the 2004 Plan. This option also vests in three annual installments, beginning with August 2008, and is exercisable at a price of $1.74 per share, the market value of our common stock at the time of grant. In December 2007, in connection with the annual employee stock option grant determinations made by our Board, Dr. Deitcher was awarded a 10-year stock option to purchase 650,000 shares of our common stock under the 2004 Plan. The December 2007 grant also vests in three equal annual installments commencing on the first anniversary of the grant, and is exercisable at a price of $1.12, the market value of our common stock on the grant date.

Post-Termination Benefits. Notwithstanding the 3-year term of Dr. Deitcher’s employment agreement, we or Dr. Deitcher have the right to terminate his employment sooner. In the event we terminate his employment other than for “cause,” upon a change of control or if we choose not to renew his employment agreement at the end of the 3-year term, or if Dr. Deitcher terminates his employment for “good reason,” then Dr. Deitcher is entitled to be paid only through the effective date of such termination. In the event we terminate Dr. Deitcher’s employment upon a “change of control,” then we (1) will continue to pay Dr. Deitcher his then current annualized base salary, (2) provide him with health insurance (on the identical terms as then provided to all of our other employees) for a period of 12 months following the date of such termination, (3) pay the maximum amount of his annual performance bonus for which he would have been eligible for the year in which the termination occurs, assuming full performance, and pro-rated for the number of months that Dr. Deitcher was employed by us for such year, and (4) provide 12 months of accelerated vesting of Dr. Deitcher’s stock options granted pursuant to the employment agreement. In order for Dr. Deitcher to receive such compensation following the termination of his employment, however, he must first agree to release us from all claims relating to or in connection with his employment with us.

The term “cause” under the employment agreement means the following conduct or actions taken by Dr. Deitcher: (i) his willful and repeated failure or refusal to perform his duties under the agreement that is not cured by within 30 days after written notice thereof is given by us; (ii) any willful, intentional or grossly negligent act having the effect of injuring, in a material way (whether financial or otherwise), our business or reputation; (iii) willful and material misconduct by in respect of his duties or obligations; (iv) the conviction of any felony or a misdemeanor involving a crime of moral turpitude; (v) the determination by us that Dr. Deitcher engaged in material harassment or discrimination prohibited by law; (vi) any misappropriation or embezzlement of our property; (vii) a breach of the non-solicitation, invention assignment and confidentiality provisions of the employment agreement; or (viii) a material breach of any other material provision of the employment agreement that is not cured within 30 days after we provide written notice thereof.

The term “change of control” means any of the following: (A) the direct or indirect acquisition by a person in one or a series of related transactions of our securities representing more than 50% of our combined voting power; or (B) the disposition by us of all or substantially all of its business and/or assets in one or a series of related transactions, other than a merger effected to change our state of domicile.

The term “good reason” means (1) a material breach by us of the employment agreement, which we do not cure within 30 days after written notice thereof is given to us; (2) a change in the lines of reporting such that Dr. Deitcher no longer directly reports to our Board; (3) a reduction in Dr. Deitcher’s compensation or other benefits except such a reduction in connection with a general reduction in compensation or other benefits of all senior executives; (4) a material reduction in Dr. Deitcher’s authority, duties, responsibilities, or title; or (5) a relocation of Dr. Deitcher’s principal place of performance by more than 50 miles from our current South San Francisco office location.

John P. Iparraguirre

Mr. Iparraguirre’s employment with us is governed by an employment agreement dated December 18, 2006. The employment agreement provides for a term ending November 1, 2008, an annual base salary payable to Mr. Iparraguirre in the amount of $175,000 (which may be subject to annual increases at the discretion of our board of directors) and an annual discretionary bonus in an amount up to 30% of the then annual base salary. For 2007, the amount of Mr. Iparraguirre’s annual discretionary bonus was $65,000, which exceeded his 30% target maximum amount. Effective as of January 1, 2008, Mr. Iparraguirre’s annualized base salary was increased to $200,000.

In accordance with the terms of the agreement, in the event we terminate Mr. Iparraguirre’s employment prior to November 1, 2008 other than for “cause” or as a result of Mr. Iparraguirre’s death or disability, or if Mr. Iparraguirre terminates his employment for “good reason,” then Mr. Iparraguirre is entitled to continue receiving his annual base salary plus health insurance benefits for a period of six months; however, we are entitled to offset such amount to the extent Mr. Iparraguirre earns income from subsequent employment. In the event Mr. Iparraguirre’s employment is terminated by us upon a “change of control,” Mr. Iparraguirre is entitled to receive his base salary plus health insurance benefits for a six month period. Our obligation to pay any severance benefits to Mr. Iparraguirre upon the termination of his employment is subject to Mr. Iparraguirre’s release of all claims against us relating to his employment. The terms “cause” and “change of control” in Mr. Iparraguirre’s agreement have substantially the same meaning as such term in Dr. Deitcher’s agreement, which is described above. The term “good reason” means: (1) a material breach by us of Mr. Iparraguirre’s employment agreement which is not cured after 30 days’ written notice; (2) a change in the lines of reporting such that Mr. Iparraguirre no longer reports to either our CEO or Board; and (3) a reduction in Mr. Iparraguirre’s compensation or other benefits other than a reduction in connection with a general reduction in compensation or other benefits of all senior executives.

Mark J. Ahn

Salary and Bonus. Prior to his resignation in August 2007, Dr. Ahn’s employment with us was governed by a written agreement originally dated November 1, 2003, which has subsequently been amended three times on October 21, 2004, December 16, 2005 and June 30, 2006. As amended, the agreement provided for a term expiring on November 1, 2008. The agreement originally provided for a base salary of $250,000, which was subsequently increased so that Dr. Ahn’s 2007 annualized base salary was $345,000. The agreement also provided that Dr. Ahn was eligible to receive a bonus, determined in the sole discretion of the Board, of up to 75% of his base salary based on his performance during the prior year. At the time we and Dr. Ahn entered into the original employment agreement, he received a one-time signing bonus of $80,000. In addition, the agreement provided that Dr. Ahn was eligible to receive milestone bonus payments, as follows:

•	$50,000 upon the dosing of the first patient in a Phase II clinical trial of our former product candidate Talotrexin, which was satisfied in March 2006;

•	$75,000 upon the dosing of the first patient in a Phase III clinical trial of talotrexin, which was not satisfied;

•	$75,000 upon the in-licensing of a Phase II clinical compound introduced to us by Dr. Ahn, which was not satisfied;

•	$100,000 upon our licensing of a Phase III clinical compound introduced to us by Dr. Ahn, which was satisfied in May 2006;

•	$50,000 following the successful completion of an initial public offering, which was deemed satisfied in July 2004 in connection with our reverse merger and accompanying financing transaction; and

•	$100,000 in the event that our market capitalization is at least $100 million for a period of 90 consecutive days, which was satisfied in January 2006.

Amendment of 2004 Stock Option Grants. As further inducement to Dr. Ahn to join our company in November 2003, his employment agreement provided for a stock option grant of 493,524 shares of our common stock at a price of $0.167 per share, which provided for vesting in three equal annual installments commencing November 1, 2004. The number of shares subject to this initial grant represented 8% of our then outstanding common stock. Further, the agreement provided that Dr. Ahn would be entitled to receive additional “anti-dilution” option grants in order to maintain the 8% level of the initial option grant until such time as we had raised an aggregate gross amount of $10 million from the sale of our equity securities, and thereafter until we had raised aggregate proceeds of $50 million, Dr. Ahn would be entitled to additional anti-dilution options in order to maintain his original option grant at 5% of our then outstanding shares of common stock. The agreement provided that additional anti-dilution options would be exercisable at $0.167 per share, the price applicable to the initial stock option grant, and would vest in equal installments over three years commencing on the first anniversary of the date the additional grant was triggered. Pursuant to these provisions, we therefore issued to Dr. Ahn the following additional stock options through July 2004: (1) an option grant relating to 184,555 shares at an exercise price of $0.167, which was awarded in February 2004; (2) an option grant relating to 79,658 shares at an exercise price of $0.337 issued in February 2004; and (3) an option grant relating to 194,568 shares at an exercise price of $0.337 issued in July 2004.

Following the enactment in November 2004 of Section 409A of the Internal Revenue Code, as amended, we and Dr. Ahn agreed to no longer issue additional stock options under the anti-dilution provision of his employment agreement because, pursuant to his employment agreement, such grants were being made with an exercise price less than the then current fair market value of our common stock. Accordingly, under Section 409A, these option grants were deemed “non-qualified deferred compensation,” making them subject to federal income tax as they vested, plus an additional 20% excise tax. Instead, in lieu of the additional stock options priced in accordance with the terms of his employment agreement, commencing with the completion of our October 2005 private placement we began issuing to Dr. Ahn restricted stock having a value determined by multiplying the difference between the then current fair market value of our stock and the exercise price of the anti-dilution options that would be issuable in accordance with the terms of the employment agreement. Under this arrangement, as a result of the completion of the October 2005 financing, we issued to Dr. Ahn 85,000 shares of common stock, valued at $4.95 per share, instead of a stock option to purchase 1,166,756 shares at a price of $0.17 per share. Following the completion of our May 2006 registered direct offering of common stock, we again issued to Dr. Ahn restricted stock in lieu of the anti-dilution stock options to which he was otherwise entitled under his employment agreement. The grant relating to our May 2006 offering consisted of 325,000 shares, which had a market value of $9.11 per share, instead of a stock option to purchase 334,262 shares at a price of $0.17 per share. With the completion of the May 2006 offering, we exceeded the $50 million threshold of aggregate gross proceeds and are therefore no longer obligated to make any additional grants to Dr. Ahn under the anti-dilution provisions of his employment agreement.

On June 30, 2006, we further amended the terms of Dr. Ahn’s original November 2003 option grant and the anti-dilution option grants made in February 2004 and July 2004 in order to comply with Section 409A, since all portions of these options that vested following Section 409A’s enactment in November 2004 would also be deemed non-qualified deferred compensation, subjecting Dr. Ahn to income tax liability upon the vesting dates and the additional 20% penalty. To comply with Section 409A, each option agreement was amended to provide for an exercise price equal to the fair market value of our common stock on the grant date. Further, with respect to each of these option awards, we issued to Dr. Ahn a number of shares of restricted stock determined by dividing (i) the difference between the amended exercise price and the original exercise price, by (ii) $9.50, which represents the last closing sale price of our common stock on June 29, 2006, the date prior to the amendments. The following table summarizes the amendments to these options grants:

	A	B	C	D	E	F
	Option Shares	Original Ex. Price	Amended Ex. Price - FMV at Grant	Difference (C - B)	Aggregate Value ($) (A x D)	Current FMV	Shares Issued (E / F)	Vesting

11/1/03 Option Grant:	329,016	0.167	0.833	0.666	$219,124.66	9.50	23,066	All shares vested 1/1/07

2/15/04 Option Grant:	184,555	0.167	0.833	0.666	122,913.63	9.50	12,938	All shares vested by 2/15/07

2/26/04 Option Grant:	79,658	0.337	1.684	1.347	107,299.33	9.50	11,295	All shares vested by 2/15/07

7/20/04 Option Grant:	194,568	0.337	1.684	1.347	262,083.10	9.50	27,588	All shares vested by 7/20/07

Totals:	787,797				$711,420.71		74,887

Termination of Employment. Dr. Ahn resigned his employment with us in August 2007. Because his resignation was voluntary, he was not entitled to receive any severance compensation or other benefits following his termination of employment, other than a payment of $12,606 for accrued and unused vacation benefits.

Fred L. Vitale

Prior to his separation of employment with us in January 2008, Mr. Vitale’s employment with us was governed by an employment agreement dated January 25, 2004, which was amended in December 2005. The agreement provided for an initial base salary of $175,000 and a signing bonus of $40,000. Mr. Vitale was also eligible to receive periodic incentive bonuses upon the achievement of milestones to be determined by the chief executive officer. In connection with his employment agreement, Mr. Vitale was also granted stock options that now represent the right to purchase 141,007 shares of common stock, which vested in two equal installments on February 1, 2005 and February 1, 2006. The options were exercisable at a price of $0.833 per share following repricing to conform such options to comply with Section 409A of the Internal Revenue Code of 1986, as amended. On December 12, 2006, in connection with Mr. Vitale’s 2006 performance, our Board of Directors authorized a grant of 125,000 stock options at an exercise price of $6.82 per share, which vest in three equal installments beginning on December 12, 2007.

In connection with the separation of his employment with us, on January 22, 2008, we and Mr. Vitale entered into a separation and release agreement pursuant to which we agreed to pay to Mr. Vitale a lump sum cash payment of $166,667 and to continue Mr. Vitale’s medical insurance coverage for up to six months or until he obtains new coverage, whichever is earlier. Under the agreement, each party also generally released the other from all claims each may have against the other.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executive officers at December 31, 2007:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dr. Deitcher	– – –	400,000 100,000 650,000	1.650 1.740 1.120	05/21/2017 08/24/2017 12/14/2017	(1 (2 (3	) ) )
Mr. Iparraguirre	28,201 26,667 33,334 41,666 –	– 13,333 16,666 83,334 110,000	1.684 1.330 4.750 6.820 1.120	05/09/2014 04/11/2015 11/10/2015 12/12/2016 12/14/2017	(4 (5 (6 (7 (8	) ) ) ) )
Dr. Ahn	–	–	–	–
Mr. Vitale	141,007 56,667 100,000 41,666	– 28,333 50,000 83,334	0.833 1.330 4.750 6.820	02/01/2014 04/11/2015 11/10/2015 12/12/2016	(9 (10 (11 (12	) ) ) )
______________

(1)	133,334 shares vest on May 21, 2008. An additional 133,333 shares vest on each of May 21, 2009 and May 21, 2010.
(2)	33,334 shares vest on August 24, 2008. An additional 333,333 shares vest on each of August 24, 2009 and August 24, 2010.
(3)	216,667 shares vest on each of December 14, 2008 and December 14, 2009. An additional 216,666 shares vest on December 14, 2010.

(4)	100% of the shares subject to the option grant became vested on May 9, 2006.
(5)	13,334 and 13,333 shares vested on April 11, 2006 and April 11, 2007, respectively. An additional 13,333 shares vest on April 11, 2008.
(6)	16,667 shares vested on each of November 10, 2006 and November 10, 2007. An additional 16,666 shares vest on November 10, 2008.
(7)	41,666 shares vested on December 12, 2007. An additional 41,667 shares vest on each of December 12, 2008 and December 12, 2009.
(8)	36,667 shares vest on each of December 14, 2008 and December 14, 2009. An additional 36,666 shares vest on December 14, 2010.
(9)	100% of the shares subject to the option grant became vested on February 1, 2006.
(10)
28,334 and 28,333 shares vested on April 11, 2006 and April 11, 2007, respectively. Pursuant to the terms of Mr. Vitale’s employment agreement, an additional 28,333 shares vested as of January 22, 2008, the date of his separation from us.

(11)
50,000 shares vested on each of November 10, 2006 and November 10, 2007. As a result of Mr. Vitale’s employment termination on January 22, 2008, the remaining shares will not vest and will be forfeited.

(12)	41,666 shares vested on December 12, 2007. As a result of Mr. Vitale’s employment termination on January 22, 2008, the remaining shares will not vest and will be forfeited.

Compensation of Directors

Our non-employee directors are entitled to receive the following in consideration for their service on the Board: (1) a cash fee of $2,500 for attendance at each regular quarterly meeting of the Board; (2) an annual fee of $20,000, as compensation for special Board and other meetings; and (3) an annual stock option grant relating to 40,000 shares of common stock, which option vests upon the first anniversary of the grant and accelerates upon a “change of control” of the Company. In lieu of the foregoing compensation, Dr. Rosenberg, as our non-executive chairman of the Board, is entitled to an annual retainer of $50,000, a meeting fee of $4,000 and an annual stock option grant of 75,000 shares. The following table sets forth the compensation paid to our directors for their service in 2007.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total
Arie S. Belldegrun	$30,000	$80,099	$110,099
Isaac Kier	30,000	95,741	125,741
Leon E. Rosenberg	64,500	118,392	182,892
Michael Weiser	30,000	80,099	110,099
Linda Wiesinger	25,000	120,783	145,783
___________

(1) Steven R. Deitcher, one of our directors, and Mark J. Ahn, a former director who served on the Board for a portion of 2007, have been omitted from this table since they receive no additional compensation for serving on our Board; their compensation is described above under “—Summary of Compensation.”

(2)
These amounts reflect the stock−based compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of stock option award granted from 2005 to 2007. Assumptions used in the calculation of these amounts are included in Note 4 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission on March 31, 2008. Forfeitures rates attributed to the calculation have been disregarded for the purposes of this table. The following are the aggregate number of option awards outstanding as of December 31, 2007 that have been granted to each of our non−employee directors: Dr. Belldegrun: 188,201; Mr. Kier: 208,201; Dr. Rosenberg: 258,201; Dr. Weiser: 160,000; Ms. Wiesinger: 80,000.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships with other entities among our executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.

OTHER MATTERS

Review and Approval of Transactions with Related Persons; Certain Transactions and Relationships

We have adopted a written policy with respect to related party transactions whereby any proposed transaction between us and any (i) of our executive officers or directors, (ii) any shareholder beneficially owning in excess of 5% of our common stock (or its controlled affiliates’) stock, (iii) immediate family member of an executive officer or director, or (iv) an entity that is owned or controlled by someone listed in items (i) through (iii) above, or an entity in which someone listed in items (i) through (iii) above has a substantial ownership interest or control, must be approved by a majority of the disinterested members of our Audit Committee, unless the transaction is available to all of our employees generally, or involves less than $120,000. If the proposed transaction involves executive or director compensation, it must be approved by the compensation committee.

In the event a proposed transaction has been identified as a related party transaction, such transaction must be presented to our Audit Committee for consideration and approval or ratification. The presentation to the Audit Committee must include a description of all material facts, including the interests, director and indirect, of the related party, the benefits to us of the transaction and whether alternative transactions are available. A majority of disinterested members of the Audit Committee must approve a transaction for us to enter into it. We did not enter into any related party transactions in 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during 2007, we believe that all such forms were filed on a timely basis, except for the reporting of a June 25, 2007 stock option grant to Tyler M. Nielsen that was reported on a Form 4 filed on June 28, 2007.

The Board of Directors does not intend to present at the Annual Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Annual Meeting by others. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

HANA BIOSCIENCES, INC.

/s/ John P. Iparraguirre

John P. Iparraguirre, Secretary

PROXY	HANA BIOSCIENCES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Hana Biosciences, Inc., hereby appoints Steven R. Deitcher and John P. Iparraguirre, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of Hana Biosciences, Inc. to be held at Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane CA 94005 at 8:30 a.m. (PDT), on May 28, 2008, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

This proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” each of nominees and proposals listed below. The Board of Directors recommends a vote FOR each of the Proposals described below.
1. ELECTION OF DIRECTORS:	☐ FOR all nominees (except as indicated below)	☐ WITHHOLD AUTHORITY from all nominees

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in this list below)

ARIE S. BELLDEGRUN	STEVEN R. DEITCHER	PAUL V. MAIER	LEON E. ROSENBERG

MICHAEL WEISER	LINDA E. WIESINGER

2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the Meeting.

Dated:	, 2008

Signature

Signature of jointly held

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.